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                                                                     EXHIBIT 99



FOR IMMEDIATE RELEASE

       COMPANY CONTACT:                     INVESTOR CONTACT:
       ----------------                     -----------------

       BOB RICE                             YVONNE ZAPPULLA
       CEO, PRESIDENT AND CHAIRMAN          WALL STREET INVESTOR RELATIONS CORP.
       212-201-0800                         212-714-2385
       IR@VIEWPOINT.COM                     YVONNE@WALLSTREETIR.COM


            VIEWPOINT CORPORATION REPORTS FIRST QUARTER 2003 RESULTS

   FIRST QUARTER REVENUE RISES FORTY-NINE PERCENT SEQUENTIALLY TO $4.0 MILLION


NEW YORK, NY - MAY 7, 2003 - Viewpoint Corporation (Nasdaq: VWPT), a leading provider of interactive media technology and services, today announced its financial results for its first quarter ended March 31, 2003. The Company reported revenue of $4.0 million for the quarter as compared to $4.9 million during the first quarter of 2002 and $2.7 million during the prior quarter.

The Company reported a quarterly operating loss before non-cash stock-based compensation charges, depreciation and amortization, restructuring charges related to office closure, and impairment of goodwill and other intangible assets of $3.5 million or $0.08 per share for the first quarter of 2003, compared to an operating loss of $1.9 million or $0.05 per share during the first quarter of 2002 and an operating loss of $5.5 million or $0.13 per share in the prior quarter. Viewpoint incurred a GAAP net loss of $6.5 million or $0.16 per share for the quarter, as compared to a GAAP net loss of $11.0 million or $0.27 per share in the first quarter 2002 and a GAAP net loss of $7.3 million or $0.18 per share in the prior quarter.

During the quarter, Viewpoint consolidated its workforce into its two main facilities located in New York City and Los Angeles and reduced its quarterly cash expenses by $1.1 million to approximately $6 million to $6.5 million per quarter. Additionally, Viewpoint restructured its debt during the quarter by raising $3.5 million in a unit offering of notes and common stock, for the purpose of repaying $3.3 million in existing debt. An additional $1 million of debt was converted into common stock at $0.74 per share. Currently, the Company has long-term debt obligations totaling $6.2 million. Cash, cash equivalents and marketable securities as of March 31, 2003 stood at $7.4 million, which includes
$563,000 of restricted cash.

"The one time charges in Q1 relating to the restructuring and refinancing are now behind us, and with existing commitments and recent expense reductions we should reach cash flow break even in the current quarter," commented Bob Rice, Viewpoint Corporation's Chief Executive Officer. "At the same time, our direct sales force is demonstrating excellent progress. Non-related parties accounted for almost 75% of the quarter's revenues. This progress, coupled with expected revenues from our strategic partners, points toward a strong year."

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

               SUMMARY OF FINANCIAL RESULTS                                                              Fourth Quarter
                     ($ in thousands)                            First Quarter ended 3-31                  ended 12-31
                                                          ---------------------------------------      ------------------
                                                          ---------------------------------------      ------------------
                                                                       2003                2002                2002
                                                                ------------------  -----------------   ------------------
                                                                ------------------  -----------------   ------------------
Revenues                                                             $  4,025             $  4,858           $  2,651
Gross profit                                                         $  2,802             $  3,841           $  1,909

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


Net loss                                                             $ (6,506)            $(10,984)          $ (7,317)
Net loss per share                                                   $  (0.16)            $  (0.27)          $  (0.18)
Operating loss - GAAP                                                $ (6,198)            $(11,025)          $ (7,255)
Non-cash stock-based compensation charges                            $  1,010             $  1,653           $  1,249
Depreciation and amortization                                        $    479             $  1,159           $    499
Restructuring charges related to office closure                      $  1,211             $   --             $   --
Impairment of goodwill and other intangible
  Assets                                                             $   --               $  6,275           $   --
Operating loss before non-cash stock-based
   compensations charges, depreciation and
   amortization, restructuring charges, and impairment of
   goodwill and other intangible
    assets                                                           $ (3,498)            $ (1,938)          $ (5,507)
Operating loss per share before non-cash stock-
   based compensation charges, depreciation and
   amortization, restructuring charges, and
   impairment of goodwill and other
   intangible assets                                                 $  (0.08)            $  (0.05)          $  (0.13)
Weighted average shares outstanding                                    41,365               40,330             41,004


QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS
------------------------------------------

o         NEW MEMBER JOINS VIEWPOINT'S BOARD OF DIRECTORS

          Effective May 5, 2003, Stephen M. Duff, Chief Investment Officer of The Clark Estates, Inc., has joined Viewpoint's board of directors. Prior to joining The Clark Estates in 1995, Mr. Duff was a Vice President of The Portfolio Group, a subsidiary of the Chemical Banking Corporation. Mr. Duff is a 1985 graduate of Stonehill College. Currently he serves on two other public company boards, The Casual Male Retail Group, Inc. and Easylink Services Corporation, Inc. Mr. Duff also serves on the Board of the Clara Welch Thanksgiving Home, Inc., a non-profit elderly care facility in Cooperstown, New York.

o        INTERNET ADVERTISING BUSINESS

         The Internet advertising business, launched during the third quarter of 2002, continued to grow during the quarter as Viewpoint successfully added numerous Fortune 100 companies to its customer list, including IBM, General Electric, and HBO (a division of AOL Time Warner). The company's format is now certified for deployment on over 2000 sites, compared to zero in the third quarter of last year.

o        WEB LICENSE BUSINESS

         Viewpoint renewed, expanded, and signed new contracts with a number of companies during the quarter, most notably, Volvo, Samsung, Toyota, Tag Heuer, Better Homes & Gardens (BHG.com), Canon, Minolta, Thomasville and eDiets.

          Samsung is showcasing its new line of award-winning home appliances using Viewpoint Technology, and is working on plans to deploy additional content over its vast network of affiliate web sites.

          The National Center for Missing & Exploited Children(R) and Boys & Girls Clubs of America, in technological collaboration with Viewpoint, have introduced an all-new, online safety program for children, the NetSmartz Workshop. The tutorial is comprised of a collection of 3D characters that teach children about Internet safety.

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          Toyota, following the successful launch of the Viewpoint-enabled
          Toyota 4Runner in February 2002, has expanded its agreement with Viewpoint to deploy the technology across its entire portfolio of websites (www.toyota.com, www.lexus.com, and www.SCION.com), enabling consumers to benefit from the highly interactive and compelling Viewpoint-enabled content. o ENHANCEMENTS TO THE VIEWPOINT MEDIA PLAYER

         Viewpoint will soon launch its breakthrough video capability, a streaming video solution that automatically scales quality to the viewer's bandwidth from standard HTTP web servers - no longer requiring streaming media servers to repurpose video assets. The Viewpoint Media Player is the first graphics player to interactively composite and "serverlessly" synchronize and scale video content with other media types including: Flash, 3D animations, SVG, high resolution 2D images (ZoomView), HyperView and audio.

         As always, Viewpoint's proprietary auto-updating architecture enables holders of all earlier versions of the Viewpoint Media Player to receive these newest features without any disruptions to their web-browsing experience.

o        ONLINE GREETINGS LICENSING ARRANGEMENT

         The Company entered into an agreement with a leading online greetings company pursuant to which it will receive significant fixed licensing fees and a revenue share of certain future product offerings that the companies are developing. This is a new use of the Viewpoint platform and, given the popularity of online greetings, should serve to drive distribution of the Viewpoint Media Player and other new uses.
o LYCOS EUROPE LICENSES VIEWPOINT FOR USE ON ALL ITS EUROPEAN PROPERTIES Lycos Europe, one of the leading European Internet portals, signed an agreement to deploy Viewpoint content across its European network.
o EICOH CO., LTD OF JAPAN SIGNS EXCLUSIVE DISTRIBUTION AGREEMENT Viewpoint has signed an exclusive distribution agreement with Eicoh Co., Ltd. of Japan, which is expected to significantly advance Viewpoint's standing in the fast-developing Asian market. Eicoh is a Japanese conglomerate with over 30 years of operating experience and expertise in systems integration and office automation equipment.

CONFERENCE CALL
---------------

The company has scheduled a conference call to discuss the first quarter 2003 financial results with the investment community for 5:00 p.m. (EST) today.

Conference Call Details:

                Date/Time:                Wednesday, May 7, 2003 5:00 p.m. (EST)
                Telephone Number:         800-621-5169
                Reservation Number:       21140544

It is recommended that participants call at least 10 minutes before the call is scheduled to begin. The conference call can also be accessed on the Internet through CCBN at www.companyboardroom.com.

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A replay of the conference call in its entirety will be available approximately one hour after its completion by calling 800-633-8284 and entering the above reservation number.

ABOUT VIEWPOINT
Viewpoint Corporation (Nasdaq: VWPT) is a leading provider of interactive media technology and services for online advertising, website marketing, and enterprise applications. Industry leading and Fortune 500 companies worldwide currently license its interactive media platform, Viewpoint Media Player. The Viewpoint platform enables marketers to evoke response with greater visual realism, engage users with superior interactivity and educate consumers through product interaction to convey a compelling, consistent brand story across their media mix. Headquartered in New York, the Company also has offices in Los Angeles, London, and San Francisco and sales presence in Chicago, and Detroit. Visit Viewpoint at HTTP://WWW.VIEWPOINT.COM.


This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance, and are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint will reach cash flow break even in the current quarter, maintain or increase its current contract volume throughout the year, or receive expected revenues from its strategic partners, that Samsung will deploy additional content over its vast network of affiliate web sites, or that Viewpoint will soon launch its video capability.

Viewpoint and Viewpoint Experience Technology are either registered trademarks or trademarks of Viewpoint Corporation. Other product and company names herein may be trademarks of their respective owners. Copyright 2003 Viewpoint Corporation. All rights reserved.



                       *** Financial Schedules Follow ***

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                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)
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

                                                                                    THREE MONTHS ENDED
                                                                         ------------------------------------------

                                                                                   MARCH 31,
                                                                         --------------------------     DECEMBER 31,
                                                                             2003           2002             2002
                                                                         -----------    -----------      --------

Revenues:
  Licenses...........................................                      $  1,632       $  1,204         $    910
  Related party licenses.............................                            50          2,335              625
  Services...........................................                         1,355          1,032              629
  Related party services.............................                           988            287              487
                                                                           --------       --------         --------
Total revenues.......................................                         4,025          4,858            2,651
                                                                           --------       --------         --------

Cost of revenues:
  Licenses...........................................                            47            109              102
  Services...........................................                         1,176            908              640
                                                                           --------       --------         --------
Total cost of revenues...............................                         1,223          1,017              742
                                                                           --------       --------         --------
Gross profit.........................................                         2,802          3,841            1,909
                                                                           --------       --------         --------

Operating expenses:
  Sales and marketing................................                         3,382          2,797            4,343
  Research and development...........................                         1,314          1,191            1,198
  General and administrative.........................                         1,604          1,791            1,875
  Non-cash stock-based compensation charges..........                         1,010          1,653            1,249
  Depreciation.......................................                           478            498              499
  Amortization of intangible assets..................                             1            661               --
  Amortization of goodwill ..........................                            --             --               --
  Restructuring charges related to office closure....                         1,211             --               --
  Impairment of goodwill and other intangible assets.                            --          6,275               --
                                                                           --------       --------         --------
Total operating expenses.............................                         9,000         14,866            9,164
                                                                           --------       --------         --------

Loss from operations.................................                        (6,198)       (11,025)          (7,255)
                                                                           --------       --------         --------
Other income (expense):
  Interest and other, net............................                            23             41               20
  Interest expense...................................                          (163)            --               --
  Loss on early extinguishment of debt...............                        (1,682)            --               --
  Changes in fair values of warrants to purchase common
    stock and conversion feature of convertible notes                         1,424             --               --
                                                                           --------       --------         --------
Total other income (expense).........................                          (398)            41               20
                                                                           --------       --------         --------

Loss before provision for income taxes...............                        (6,596)       (10,984)          (7,235)
Provision for income taxes...........................                            --             --              107
                                                                           --------       --------         --------

Net loss from continuing operations..................                        (6,596)       (10,984)          (7,342)
Adjustment to net loss on disposal of discontinued operations                    90             --               25
                                                                           --------       --------         --------

Net loss.............................................                      $ (6,506)      $(10,984)        $ (7,317)
                                                                           ========       ========         ========


Basic and diluted net loss per common share:
  Net loss per common share from continuing operations                     $  (0.16)      $  (0.27)        $  (0.18)
  Net income per common share from discontinued
     operations......................................                            --             --               --
                                                                           --------       --------         --------
Net loss per common share............................                      $  (0.16)      $  (0.27)        $  (0.18)
                                                                           ========       ========         ========

Weighted average number of shares outstanding-- basic
     and diluted.....................................                        41,365         40,330           41,004
                                                                           ========       ========         ========


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                              VIEWPOINT CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

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

                                                                                     MARCH 31,       DECEMBER 31,
                                                                                        2003              2002
                                                                                    ------------     -----------
                      ASSETS
                      Current assets:
                        Cash, cash equivalents, and marketable securities..........  $   6,883       $   11,568
                        Accounts receivable, net...................................      3,077            2,925
                        Related party accounts receivable, net.....................        784              838
                        Notes receivable, net......................................        750              750
                        Prepaid expenses and other current assets..................        780              599
                                                                                    ----------       ----------
                                Total current assets...............................     12,274           16,680

                      Restricted cash..............................................        563              987
                      Property and equipment, net..................................      3,022            3,591
                      Goodwill, net................................................     31,276           31,276
                      Intangible assets, net.......................................        175              165
                      Other assets.................................................        231              653
                                                                                     ---------       ----------
                                Total assets.......................................  $  47,578       $   53,352
                                                                                     =========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      Current liabilities:
                        Accounts payable...........................................  $   2,227       $    2,962
                        Accrued expenses...........................................      1,363              759
                        Due to related parties, net................................      2,992            2,920
                        Deferred revenues..........................................        383              334
                        Related party deferred revenues............................        119              249
                        Accrued incentive compensation.............................        545              545
                        Current liabilities related to discontinued operations ....        231              231
                                                                                     ---------       ----------
                                Total current liabilities..........................      7,860            8,000

                      Convertible notes............................................      2,640            6,712
                      Warrants to purchase common stock............................         47              288
                      Subordinate notes............................................      1,699               --


                      Stockholders' equity:
                      Preferred stock, $.001 par value; 5,000 shares authorized -
                      no shares
                           issued and outstanding at September 30, 2002 and
                      December 31, 2001............................................         --               --
                      Common stock, $.001 par value; 75,000 shares authorized -
                           46,146 shares issued and 45,986 shares outstanding at
                           March 31, 2003 and 41,479 shares issued and 41,019
                      shares                                                                46               41
                           outstanding at December 31, 2002........................
                      Paid-in capital..............................................    269,130          267,569
                      Deferred compensation........................................     (2,203)          (4,130)
                      Treasury stock at cost; 160 shares at March 31, 2003 and
                           December 31, 2002.......................................     (1,015)          (1,015)
                      Accumulated other comprehensive income (loss)................        (43)             (36)
                      Accumulated deficit..........................................   (230,583)        (224,077)
                                                                                     ---------       ----------
                                Total stockholders' equity.........................     35,332           38,352
                                                                                     ---------       ----------
                                Total liabilities and stockholders' equity.........  $  47,578       $   53,352
                                                                                     =========       ==========


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